Exhibit 5.1

RELIANT ENERGY PLAZA
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone {713} 226-6000
Telecopier {713} 228-1331
porterhedges.com
June 5, 2008
Synthesis Energy Systems, Inc.
Three Riverway, Suite 300
Houston, Texas 77056
Re:	Synthesis Energy Systems, Inc.

Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel to Synthesis Energy Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement No. 333-151035 on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 11,500,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), including 1,500,000 shares of Common Stock which may be sold by the Company to cover the underwriters’ over-allotment option to purchase additional shares of Common Stock.
     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.
     Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the 11,500,000 shares of Common Stock to be offered and sold pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.
     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Porter & Hedges L.L.P.

PORTER & HEDGES, L.L.P.